Exhibit 99.2

SIRVA, Inc.

Calculation of Return on Invested Capital

Return on invested capital is calculated by dividing earnings before interest less income taxes, excluding equity-based compensation expense and debt extinguishment costs associated with our 2003 initial public offering, for the preceeding four quarters in the numerator by the 13-month rolling average invested capital in the denominator.  Invested capital is defined as total debt, less the mortgage warehouse and relocation financing facilities, plus equity.

Rolling 4-quarter earnings before interest and tax @ March 31, 2003 (1)	100,611
Rolling 4-quarter earnings before interest and tax @ March 31, 2004 (2)	134,190

Rolling 13-month average invested capital @ March 31, 2003	784,277
Rolling 13-month average invested capital @ March 31, 2004	878,100

(1) excludes $37,588 of debt extinquishment and $3,537 of equity-based compensation expense

(2) excludes $37,588 of debt extinquishment and $4,011 of equity-based compensation expense

Earnings before interest and tax @ March 31, 2003	100,611		Pre-Tax
Invested capital @ March 31, 2003	784,277	=	12.8%

Tax rate - rolling 4-quarter average:	Tax	Pre-Tax Income	Rate
Q1 2003	(770)	(2,237)	34.4%
Q2 2002 - Q4 2002	15,096	41,201	36.6%
Total	14,326	38,964	36.8%

After-Tax
Pre-tax return of	12.8%	x	1 - Tax rate	63.2%	=	8.1%

Earnings before interest and tax @ March 31, 2004	134,190		Pre-Tax
Invested capital @ March 31, 2004	878,100	=	15.3%

Tax rate - rolling 4-quarter average:	Tax	Pre-Tax Income	Rate
Q1 2003	3,201	9,623	33.3%
Q2 2002 - Q4 2002	10,507	30,923	34.0%
Total	13,708	40,546	33.8%

After-Tax
Pre-tax return of	15.3%	x	1 - Tax rate	66.2%	=	10.1%